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                                                                     Exhibit 5.1


    [Letterhead of American Express Receivables Financing Corporation V LLC]


                                  June 24, 2005

American Express Receivables Financing Corporation V LLC
200 Vesey Street
New York, New York 10285


         Re:  American Express Issuance Trust
              Amendment No. 1 to the Registration Statement on Form S-3
              ---------------------------------------------------------

Ladies and Gentlemen:

         I have acted as counsel to American Express Receivables Financing Corporation V LLC (the "Transferor") in connection with the above-referenced Amendment No. 1 to the Registration Statement on Form S-3 being filed concurrently herewith with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance and sale of notes (the "Notes") representing obligations of the American Express Issuance Trust (the "Trust") to which the Transferor will transfer receivables (the "Receivables") generated from time to time in a portfolio of designated charge accounts. The American Express Issuance Trust will be formed pursuant to the Trust Agreement, dated as of May 18, 2005 ( the "Trust Agreement"), between the Transferor and Wilmington Trust Company, as owner trustee. The Receivables and other Trust Assets will be transferred by t he Transferor to the Trust pursuant to the Transfer and Servicing Agreement, dated as of May 19, 2005 (the "Transfer and Servicing Agreement"), among the Transferor, the Trust, American Express Travel Related Services Company, Inc., as servicer and administrator, and The Bank of New York, as indenture trustee (the "Indenture Trustee"). The Notes will be issued and delivered in accordance with the terms of an Indenture, dated as of May 19, 2005 (the "Indenture"), and a specified Indenture Supplement (each, an "Indenture Supplement"), in each case between the Trust and the Indenture Trustee.

         I or members of my staff have examined the Trust Agreement, the Transfer and Servicing Agreement, the Indenture, the form of Indenture Supplement and the form of Underwriting Agreement included as exhibits to the Registration Statement. In addition, we have examined and considered executed originals or counterparts, or certified or other copies, identified to my satisfaction as being true copies, of such certificates, instruments, documents and other corporate records of the Transferor and matters of fact and law as I deem necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Transfer and Servicing Agreement or, if not defined therein, in the Indenture. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the original of such latter documents.
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         Based upon the foregoing, and subject to the qualification that I am admitted to the practice of law in the State of New York and do not purport to be expert in the laws of any jurisdiction other than the State of New York, I am of the opinion that, assuming the due execution and delivery of the Indenture and the applicable Indenture Supplement substantially in the form filed as an exhibit to the Registration Statement, upon the issuance, authentication and delivery of the Notes in accordance with the provisions of such Indenture and such Indenture Supplement, against payment therefor, the Notes will be legally issued, fully paid and non-assessable and will be legal and binding obligations of the Trust.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                                     Very truly yours,

                                                     /s/ Carol V. Schwartz

                                                     Carol V. Schwartz
                                                     Group Counsel






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